Exhibit 8(jj)(i)

[GRAPHIC]
Federated
WORLD-CLASS INVESTMENT MANAGER(R)

FUND PARTICIPATION
AGREEMENT

This AGREEMENT is made this ___ day of _____________, 2009, by and between Jefferson National Life Insurance Company (the "Insurer"), a life insurance company domiciled in Texas, on its behalf and on behalf of certain segregated asset accounts of the Insurer listed on Exhibit A to this Agreement (the "Separate Accounts"); Federated Insurance Series (the "Investment Company"), a Massachusetts business trust; and Federated Securities Corp. (the "Distributor"), a Pennsylvania corporation.

      WHEREAS, the Investment Company is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the Investment Company is authorized to issue separate classes of shares of beneficial interest ("shares"), each representing an interest in a separate portfolio of assets (a "Fund") and each Fund has its own investment objective, policies, and limitations; and shares of the Funds are registered under the Securities Act of 1933, as amended ("1933 Act"); and

      WHEREAS, the Investment Company is available to offer shares of one or more of its Funds to separate accounts of insurance companies that fund variable annuity contracts and variable life insurance policies and to serve as an investment medium for variable annuity contracts and variable life insurance policies offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"); and

      WHEREAS, the Insurer has issued or will issue variable annuity contracts and variable life insurance policies ("Variable Contracts") supported wholly or partially by the Separate Accounts; and

      WHEREAS, the Separate Accounts are duly established and maintained as segregated asset accounts by the Insurer to set aside and invest assets attributable to the aforesaid Variable Contracts; and

      WHEREAS, the Investment Company has obtained an order from the SEC dated December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Investment Company to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

      WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer intends to purchase shares of one or more of the Investment Company's portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Funds;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth, the parties hereby agree as follows:

1. SALE OF INVESTMENT COMPANY SHARES
   ---------------------------------

(a) The Distributor agrees to sell to the Insurer those shares of the Funds offered and made available by the Investment Company and identified on Exhibit C that the Insurer orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Investment Company calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value determined as described in the Investment Company's registration statement, next computed after receipt and acceptance by the Investment Company or its agent of the order for the shares of the Investment Company.

(b) The Investment Company agrees to make available on each business day shares of the Funds for purchase at the applicable net asset value per share by the Insurer on behalf of its Separate Accounts; provided, however, that the Board of Trustees of the Investment Company or its designee may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, or their designee, acting in good faith and in light of the Trustees'

                                           PGHLIB-2340111.1-GCJONES-999921-50001
fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Fund.

(c) The Investment Company and the Distributor agree that shares of the Funds of the Investment Company will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with applicable law. No shares of any Fund will be sold directly to the general public to the extent not permitted by applicable law.

(d) The Investment Company and the Distributor will not sell shares of the Funds to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Section 4 of this Agreement is in effect to govern such sales.

(e) Upon receipt of a request for redemption in proper form from the Insurer, the Investment Company agrees to redeem any full or fractional shares of the Funds held by the Insurer, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Investment Company or its agent of the request for redemption, except that the Investment Company reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with Section 22(e) of the 1940 Act and any rules, regulations or orders thereunder, and the procedures and policies of the Investment Company as described in the current registration statement for the Investment Company.

(f) Any purchase or redemption request for any Fund shares held or to be held in the Insurer's general account shall be effected at the net asset value per share next determined after the receipt and acceptance of such request by the Investment Company.

(g) The Insurer agrees to purchase and redeem the shares of each Fund in accordance with the provisions of Exhibit B to this Agreement and the current prospectus for the Fund.

(h) Issuance and transfer of shares of the Funds will be by book entry only unless otherwise agreed by the Investment Company. Stock certificates will not be issued to the Insurer or the Separate Accounts unless otherwise agreed by the Investment Company. Shares ordered from the Investment Company will be recorded in an appropriate title for the Separate Accounts or the appropriate sub-accounts of the Separate Accounts.

(i) The Investment Company shall furnish same day notice to the Insurer of any income, dividends or capital gain distributions payable on the shares of the Funds. The Insurer hereby elects to reinvest in the Fund all such dividends and distributions as are payable on a Fund's shares and to receive such dividends and distributions in additional shares of that Fund. The Insurer reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Investment Company shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.

(j) The Investment Company shall instruct its recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Fund. Neither the Investment Company, any Fund nor the Distributor, nor any of their affiliates shall be liable for any information provided to the Insurer pursuant to this Agreement which information is based on incorrect information supplied by the Insurer or any other Participating Insurance Company to the Investment Company or the Distributor.

2. REPRESENTATIONS AND WARRANTIES
   ------------------------------

(a) The Insurer represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Internal Revenue Code of 1986, as amended, (the "Code").

(b) The Insurer represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the applicable state Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

(c) The Insurer represents and warrants that the Variable Contracts issued by the Insurer or interests in the Separate Accounts under such Variable Contracts
(i) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively, (ii) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

(d) The Insurer represents and warrants that each of the Separate Accounts (i) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (ii) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

(e) The Insurer represents that it believes, in good faith, that the Variable Contracts issued by the Insurer are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.

(f) The Investment Company represents and warrants that it is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

(g) The Investment Company represents and warrants that the shares of the Funds are duly authorized for issuance in accordance with applicable law and that the Investment Company is registered as an open-end management investment company under the 1940 Act.

(h) The Investment Company represents that it believes, in good faith, that the Funds currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts.

(i) The Distributor represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.

Fund Participation Agreement
April 30, 2008                                                            Page 2

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(j) The Insurer  represents  and warrants that all of its  directors,  officers, employees, and other individuals/entities employed or controlled by the Insurer dealing with the money and/or securities of the Separate Accounts are covered by a blanket fidelity bond or similar coverage for the benefit of the Separate Accounts, in an amount not less than the amount that would be required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time as if the Separate Accounts were subject to such rule. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Insurer agrees to hold for the benefit of the Investment Company and to pay to the Investment Company any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Investment Company pursuant to the terms of this Agreement. The Insurer agrees to make all reasonable efforts to see that this bond or another bond containing there provisions is always in effect, and agrees to notify the Investment Company and the Distributor in the event that such coverage no longer applies.

(k) The Investment Company represents and warrants that all of its trustees, officers, employees, and other individuals or entities dealing with the money and/or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(l) The Insurer acknowledges that, pursuant to Form 24f-2, the Investment Company is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to Separate Accounts that are unit investment trusts that offer interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC ("Registered Separate Accounts"). The Insurer agrees to provide the Investment Company each year within 60 days of the end of the Investment Company's fiscal year, or when reasonably requested by the Investment Company, information as to the number of shares purchased by Registered Separate Accounts and Separate Accounts the interests of which are not registered under the 1933 Act. The Insurer acknowledges that the Investment Company intends to rely on the information so provided and represents and warrants that such information shall be accurate.

(m) The parties shall each be deemed to repeat all the foregoing representations and warranties made by it at the time of any transaction subject to this Agreement.

3. GENERAL DUTIES
   --------------

(a) The Investment Company shall take all such actions as are necessary to permit the sale of the shares of each Fund to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Funds sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Investment Company shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Funds. The Investment Company shall register and qualify the shares for sale in accordance with the laws of the various states to the extent deemed necessary by the Investment Company or the Distributor.

(b) The Investment Company shall use its best efforts to maintain qualification of each Fund as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Insurer immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(c) The Investment Company shall use its best efforts to enable each Fund to comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Insurer immediately upon having a reasonable basis for believing that any Fund has ceased to comply.

(d) The Insurer shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Insurer, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.

(e) The Insurer shall use its best efforts to maintain the treatment of the Variable Contracts issued by the Insurer as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and shall notify the Investment Company and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

(f) The Insurer shall offer and sell the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the regulations promulgated by the FINRA ("FINRA Conduct Rules"), and state law respecting the offering of variable life insurance policies and variable annuity contracts.

(g) The Distributor shall sell and distribute the shares of the Funds of the Investment Company in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the FINRA Conduct Rules, and state law.

(h) During such time as the Investment Company engages in Mixed Funding or Shared Funding, a majority of the Board of Trustees of the Investment Company shall consist of persons who are not "interested persons" of the Investment Company ("disinterested Trustees"), as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any

Fund Participation Agreement
April 30, 2008                                                            Page 3


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applicable orders of the SEC, except that if this provision of this Section 3(h)
is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended
(i) for a period of 45 days if the vacancy or vacancies may be filled by the Investment Company's Board; (ii) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (iii) for such longer period as the SEC may prescribe by order upon application.

(i) The Insurer and its agents will not in any way recommend any proposal or oppose or interfere with any proposal submitted by the Investment Company at a meeting of owners of Variable Contracts ("Variable Contract Owners") or shareholders of the Investment Company, and will in no way recommend, oppose, or interfere with the solicitation of proxies for Investment Company shares held by Variable Contract Owners, without the prior written consent of the Investment Company, which consent may be withheld in the Investment Company's sole discretion.

(j) Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

(k) (i) The parties acknowledge that the SEC and the United States Treasury Department have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "AML-CIP Regulations"), specifically requiring certain financial institutions, including the Investment Company, Distributor and Insurer, to establish a written anti-money laundering and customer identification program (an "AML-CIP Program").

      (ii) The Investment Company, Distributor and Insurer each represent, warrant and certify that they have established, and covenant that at all times during the existence of this Agreement they will maintain, an AML-CIP Program in compliance with the AML-CIP Regulations.

      (iii) Insurer covenants that it will perform all activities, including the establishment and verification of customer identities as required by the AML-CIP Regulations and/or its AML-CIP Program, with respect to all customers on whose behalf Insurer maintains a direct account with the Investment Company.

      (iv) The parties agree that (A) accounts in the Investment Company beneficially owned by Insurer's customers shall be accounts of the Insurer for all purposes under Insurer's AML-CIP Program and that (B) Insurer's customers will be customers of Insurer for all purposes under Insurer's AML-CIP Program.

(l) (i) The parties acknowledge that:

            (A) the SEC has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

            (B) Regulation S-P permits financial dealers, such as Insurer and Distributor, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13);

            (C) Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss. 248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Insurer and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Insurer disclosed the information (17 CFR ss. 248.13);

            (D) NPI of Insurer's consumers and customers that have no independent customer relationship with Distributor may be disclosed to Distributor during the term of the Agreement ("Insurer Customer NPI");

            (E) certain consumers and customers of Insurer may also be consumers and customers of Distributor as fully-disclosed shareholders of Federated mutual funds ("Joint Customer"); and

            (F) NPI of Joint Customers may be disclosed and exchanged during the term of this Agreement ("Joint Customer NPI").

(m) Each party hereby covenants that any Joint Customer NPI which a party receives from the other party will be subject to the following limitations and restrictions:

      (i) Each party may redisclose Joint Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and

      (ii) Each party may redisclose and use Joint Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement except as permitted under Regulation S-P and as required by any applicable federal or state law.

      (iii) Distributor covenants that:

            (A) Distributor may redisclose Insurer Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on Distributor under this Agreement; and

Fund Participation Agreement
April 30, 2008                                                            Page 4

            (B) Distributor may redisclose and use Insurer Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement and to third-party service providers as permitted under Regulation S-P.

(iv) Each party represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

            (A)  Insure  the  security  and   confidentiality   of  records  and
            customers' NPI;

            (B) Protect against any anticipated threats or hazards to the security or integrity of customer records and NPI; and

            (C)  Protect  against  unauthorized  access or use of such  customer
            records  or  NPI  that   could   result  in   substantial   harm  or
            inconvenience to any customer.

      (v) The provisions of Section 3(m) shall survive the termination of the Agreement.

(n) (i) Insurer shall not directly or indirectly offer, adopt, implement, conduct or participate in any program, plan, arrangement, advice or strategy that Distributor or the Investment Company reasonably deem to be harmful to Shareholders or potentially disruptive to the management of the Funds, as communicated to Insurer by Distributor in writing from time to time, or which violates the policies and procedures of the Funds as disclosed in each Fund's Prospectus; including without limitation, any activity involving market timing, programmed transfer, frequent transfer and similar investment programs. Insurer, at all times during the term of this Agreement, shall have active, formal policies and procedures aimed at deterring "market timers." Such policies and procedures shall provide for Insurer's ongoing review of its customers' account activity and prescribe effective actions to deter or detect and stop disruptive activities. In addition, Insurer shall not knowingly permit any customer to invest in any of the Funds if that customer has been identified to Insurer as a "market timer" by another fund company;

      (ii) With respect to Shares held by Insurer on an omnibus basis with the Funds, Insurer shall upon Distributor `s request, promptly provide the Taxpayer Identification Number of each shareholder that purchased, redeemed, transferred or exchanged shares of a Fund and the amount and dates of such shareholder purchases, redemptions, transfers and exchanges; and

      (iii) Insurer shall follow Distributor 's instructions to restrict or prohibit further purchases or exchanges of Shares by a shareholder that has been identified by Distributor as having engaged in transactions of Shares (whether directly or through Insurer) that violate the policies and procedures of the Investment Company as disclosed in each Fund's
      Prospectus or that are deemed disruptive to a Fund as determined by Distributor in its sole discretion.

(o) Insurer will forward for processing on each day only those purchase and redemption orders received by Insurer prior to the daily cut-off times disclosed in each Fund's prospectus. Insurer has, and will maintain at all times during the term of this Agreement, appropriate internal controls for the segregation of purchase and redemption orders received prior to the daily cut-off times disclosed in each Fund's Prospectus, from purchase and redemption orders received after the daily cut-off times disclosed in each Fund's prospectus as and to the extent required by the 1940 Act.

(p) Insurer acknowledges that the Funds are only registered for sale in the United States of America and that no action has been taken by or on behalf of Distributor or the Investment Company in any other jurisdiction to permit a public offering or sale of Shares, or the possession or distribution of any Prospectus in any jurisdiction where action for such purposes is required. Insurer agrees not to make the Funds available for sale to persons in any jurisdiction in which such offer is unlawful. Should Insurer undertake to offer and/or sell Shares of the Investment Company in any jurisdiction other than the United States of America, Insurer shall inform itself of, and shall comply with, at its own expense, any and all applicable law and regulation relating thereto, and none of Distributor, the Investment Company, or their respective authorized agents shall have any responsibility or liability in connection therewith. As used herein, "United States of America" shall be deemed to include any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, and any other possession of the United States.

(q) The Insurer agrees that the Investment Company and the Distributor shall bear no responsibility for any act or omission of any fund or portfolio that serves as an investment option under the Variable Contracts other than the Funds hereunder.

(r) (i) The Parties may agree from time to time to set appropriate security procedures and to perform electronically certain of their obligations under this Agreement, including without limitation, the delivery of Disclosure Documents, opening accounts, transmitting purchase, exchange, and redemption orders, and delivering and maintaining shareholder communications.

      (ii) Where Insurer (A) has obtained the informed consent of the underlying beneficial owner of an account in the Funds, and (B) is the record owner of such account in the Funds, Insurer hereby consents to the electronic delivery, via Distributor's website ("Website"), of all Disclosure Documents. Insurer acknowledges that Distributor utilizes portable document format ("PDF") files for Disclosure Documents on the Website, and that Insurer might incur costs in connection with the delivery of Disclosure Documents (e.g. on-line time). If Insurer does not already have access to the Adobe Acrobat Reader software necessary to view PDF files of Disclosure

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April 30, 2008                                                            Page 5

Documents on the Website, Insurer acknowledges that such software can be obtained for free through the Help tab on the Website. Insurer further acknowledges that notice of updates to the Disclosure Documents shall be provided by Distributor, as appropriate, on the account statement that is regularly provided to Insurer.

(iii) Insurer acknowledges and agrees that Distributor (A) offers the Website solely as a convenience on an "as is" and "as available" basis; (B) may discontinue the Website's availability at any time; and (C) disclaims all express and implied warranties regarding the Website, including without limitation any warranty of merchantability, fitness for a particular purpose, or arising from course of dealing or performance. Insurer further acknowledges and agrees that in no event shall Distributor, any Fund or its officers and directors, or any of their affiliates or employees be liable (in contract, tort, or otherwise) to Insurer, its registered representatives, or third parties for
(D) Insurer's use or non-use of the Website and any data or information in connection therewith; (E) any delay, malfunction, or lack of security associated with, or caused by, the Website; or (F) acts or omissions of third parties, including without limitation any entity which has licensed software or systems to Distributor or any of its affiliates in connection with the Website. Except as strictly necessary pursuant to this Agreement, Insurer shall not make or permit any disclosure or use of the Website or any related documentation or information without Distributor's prior written consent. Insurer agrees to provide such security necessary to prevent any unauthorized use of the Website. The provisions of this paragraph shall survive the termination of this Agreement.

(iv) As a condition to using the Website, Insurer shall complete and regularly update, or cause the same, all such applications, authorizations, and other documents that may be required from time to time by Distributor and any entity that has licensed software or systems to Distributor in connection with the Website. In addition, Insurer shall immediately notify Distributor if any password issued to Insurer in connection herewith is or may be jeopardized.

(v) Insurer agrees to provide such security as is necessary to prevent any unauthorized use of the Investment Company's recordkeeping system, accessed via any computer hardware or software provided to Insurer by Distributor. Insurer represents and warrants that it has examined and tested the internal systems that it has developed to support the services outlined in this Agreement and, as of the date of this Agreement, has no knowledge of any situation or circumstance that will inhibit the system's ability to perform the expected functions or inhibit Insurer's ability to provide the expected services.

4. POTENTIAL CONFLICTS
   -------------------

(a) During such time as the Investment Company engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this
Section 4.

(b) The Investment Company's Board of Trustees shall monitor the Investment Company for the existence of any material irreconcilable conflict (i) between the interests of owners of variable annuity contracts and variable life insurance policies, and (ii) between the interests of owners of variable annuity contracts and variable life insurance policies issued by different Participating Life Insurance Companies that invest in the Investment Company. A material irreconcilable conflict may arise for a variety of reasons, including: (A) an action by any state insurance regulatory authority; (B) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (C) an administrative or judicial decision in any relevant proceeding; (D) the manner in which the investments of any Fund of the Investment Company are being managed; (E) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (F) a decision by a Participating Insurance Company to disregard the voting instructions of owners of variable annuity contracts and variable life insurance policies.

(c) The Insurer agrees that it shall report any potential or existing conflicts of which it is aware to the Investment Company's Board of Trustees. The Insurer will be responsible for assisting the Board of Trustees of the Investment Company in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Investment Company is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, the Insurer will be responsible for assisting the Board of Trustees of the Investment Company in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurer to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Insurer shall carry out its responsibility under this Section 4(c) with a view only to the interests of the Variable Contract Owners.

(d) The Insurer agrees that in the event that it is determined by a majority of the Board of Trustees of the Investment Company or a majority of the Investment Company's disinterested Trustees that a material irreconcilable conflict exists, the Insurer shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the Investment Company), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (i) withdrawing the assets allocable to some or all of the Separate Accounts from the Investment Company or any Fund and reinvesting such assets in a different investment medium, including another portfolio of the Investment Company, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor

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April 30, 2008                                                            Page 6
of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Insurer's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurer shall be required, at the Investment Company's election, to withdraw the Separate Accounts' investment in the Investment Company, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Investment Company shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Investment Company or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. The Insurer shall not be required by this Section 4(d) to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.

(e) The Insurer, at least annually, shall submit to the Investment Company's Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Investment Company may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

(f) All reports of potential or existing conflicts received by the Investment Company's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Investment Company or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

(g) The Board of Trustees of the Investment Company shall promptly notify the Insurer in writing of its determination of the existence of an irreconcilable material conflict and its implications.

(h) The Investment Company and the Insurer agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Investment Company and the Insurer shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then this Section 4(h) shall continue in effect, and the remainder of Section 4 shall no longer apply.

5. PROSPECTUSES AND PROXY STATEMENTS; VOTING
   -----------------------------------------

(a) The Insurer shall distribute such prospectuses, proxy statements and periodic reports of the Investment Company to the owners of Variable Contracts issued by the Insurer as required to be distributed to such Variable Contract Owners under applicable federal or state law.

(b) The Distributor shall provide the Insurer with as many copies of the current prospectus of the Investment Company as the Insurer may reasonably request. If requested by the Insurer in lieu thereof, the Investment Company shall provide such documentation (including a final copy of the Investment Company's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Insurer to either print a stand-alone document or print together in one document the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Investment Company, or a document combining the Investment Company prospectus with prospectuses of other funds in which the Variable Contracts may be invested. The Investment Company shall bear the expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners, and the Insurer shall bear the expense of printing copies of the Investment Company's prospectus that are used in connection with offering the Variable Contracts issued by the Insurer.

(c) The Investment Company and the Distributor shall provide, at the Investment Company's expense, such copies of the Investment Company's current Statement of Additional Information ("SAI") as may reasonably be requested, to the Insurer and to any owner of a Variable Contract issued by the Insurer who requests such SAI.

(d) The  Investment  Company,  at its  expense,  shall  provide the Insurer with copies of its proxy statements, periodic reports to shareholders, and other communications to shareholders in such quantity as the Insurer shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Insurer. The Investment Company, at the Insurer's expense, shall provide the Insurer with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Insurer shall reasonably request for use in connection with offering the Variable Contracts issued by the Insurer. If requested by the Insurer in lieu thereof, the Investment Company shall provide such documentation (including a final copy of the Investment Company's proxy statements, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Insurer to print such shareholder communications for distribution to owners of Variable Contracts issued by the Insurer.

(e) It is understood and agreed that, except with respect to information regarding the Investment Company, the Funds, the Distributor, or an investment adviser to the Investment Company or the Funds ("Adviser") provided in writing by the

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April 30, 2008                                                            Page 7

Investment Company, the Distributor or the Adviser and used in conformity therewith, none of the Investment Company, the Funds, the Distributor, or the Adviser is responsible for the content of the prospectuses or statements of additional information for the Variable Contracts.

(f) As required by the Mixed and Shared Funding Exemptive Order, the Insurer shall be responsible for calculating voting privileges in a manner consistent with other Participating Insurance Companies. Towards this end, the Investment Company agrees to provide written instructions on the calculation of voting privileges, and the Insurer agree to vote consistent with any reasonable standards that the Investment Company may adopt and provide in writing (which writing may consist of the Investment Company's proxy statement).

(g) For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Insurer shall vote shares of each Fund of the Investment Company held in a Separate Account or a sub-account thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Investment Company in accordance with instructions timely received by the Insurer (or its designated agent) from owners of Variable Contracts funded by such Separate Account or sub-account thereof having a voting interest in the Fund. The Insurer shall vote shares of a Fund of the Investment Company held in a Separate Account or a sub-account thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Insurer (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Fund from whom instructions have been timely received. The Insurer shall vote shares of each Fund of the Investment Company held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Fund held in all Separate Accounts of the Insurer or sub-accounts thereof, in the aggregate.

(h) During such time as the Investment Company engages in Mixed Funding or Shared Funding, the Investment Company shall disclose in its prospectus that (i) the Investment Company is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies,
(ii) material irreconcilable conflicts possibly may arise, and (iii) the Board of Trustees of the Investment Company will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Investment Company hereby notifies the Insurer that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Investment Company to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.

6. SALES MATERIAL AND INFORMATION
   ------------------------------

(a) The Insurer shall furnish, or shall cause to be furnished, to the Investment Company or its designee, each piece of sales literature or other promotional material in which the Investment Company (or any Fund thereof) or its investment adviser or the Distributor is named at least 15 days prior to the anticipated use of such material, and no such sales literature or other promotional material shall be used unless the Investment Company and the Distributor or the designee of either approve the material or do not respond with comments on the material within 10 days from receipt of the material.

(b) The Insurer agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Investment Company or concerning the Investment Company other than the information or representations contained in the Registration Statement or prospectus for the Investment Company shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company, or in sales literature or other promotional material approved by the Investment Company or its designee and by the Distributor or its designee, except with the permission of the Investment Company or its designee and the Distributor or its designee.

(c) The Investment Company or the Distributor or the designee of either shall furnish to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its Separate Accounts are named at least 15 days prior to the anticipated use of such material, and no such material shall be used unless the Insurer or its designee approves the material or does not respond with comments on the material within 10 days from receipt of the material.

(d) The Investment Company and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Accounts, or the Variable Contracts issued by the Insurer, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer.

(e) The Investment Company will provide to the Insurer at least one complete copy of all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Investment Company or its shares, promptly after the filing of such document with the SEC or other regulatory authorities. Upon Insurer's request, Distributor will provide a copy of the Mixed and Shared Funding Exemptive Application and any amendments thereto.

(f) The Insurer will provide to the Investment Company all prospectuses (which shall include an offering memorandum if

Fund Participation Agreement
April 30, 2008                                                            Page 8
the Variable Contracts issued by the Insurer or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions relating to the Investment Company, and all amendments or supplements to any of the above that relate to the Variable Contracts issued by the Insurer or the Separate Accounts which utilize the Investment Company as an underlying investment medium, promptly after the filing of such document with the SEC or other regulatory authority.

(g) For purposes of this Section 6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use on the Internet, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

7. INDEMNIFICATION
   ---------------

(a)   Indemnification by the Insurer

      (i) The Insurer agrees to indemnify and hold harmless each of the Investment Company, any affiliated person of the Investment Company within the meaning of Section 2(a)(3) of the 1940 Act, (other than the Insurer), and the Distributor, and each of their trustees/directors and officers, and each person, if any, who controls the Investment Company or the Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Investment Company or the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7(a)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Investment Company's shares or the Variable Contracts issued by the Insurer and:

            (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Insurer or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer by or on behalf of the Investment Company for use in the registration statement or prospectus for the Variable Contracts issued by the Insurer or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Investment Company shares; or

            (B) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Investment Company not supplied by the Insurer or persons under its control) or wrongful conduct of the Insurer or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Insurer or the Investment Company shares; or

            (C) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Investment Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Investment Company by or on behalf of the Insurer; or (D) arise out of or result from any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurer;

except to the extent provided in Sections 7(a)(ii) and 7(a)(iii) hereof.

      (ii) The Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Investment Company.

      (iii) The Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Insurer of any such claim shall not relieve the Insurer from any liability

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April 30, 2008                                                            Page 9
      which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurer shall be entitled to participate, at its own expense, in the defense of such action. The Insurer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurer to such party of the Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      (iv) The Indemnified Parties shall promptly notify the Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Investment Company shares or the Variable Contracts issued by the Insurer or the operation of the Investment Company.

(b)   Indemnification By the Distributor

      (i) The Distributor agrees to indemnify and hold harmless the Insurer and its directors and officers and each person, if any, who controls the Insurer within the meaning of Section 15 of the 1933 Act or who is under common control with the Insurer (collectively, the "Indemnified Parties" for purposes of this Section 7(b)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Investment Company's shares or the Variable Contracts issued by the Insurer and:

            (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Investment Company or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Investment Company or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Investment Company or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Investment Company shares; or

            (B) arise out of or as a result of any statement or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Investment Company or Distributor, or the affiliates, employees, or agents of the Investment Company or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Investment Company shares; or

            (C) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Investment Company; or

            (D) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

except to the extent provided in Sections 7(b)(ii) and 7(b)(iii) hereof.

      (ii) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

      (iii) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party

Fund Participation Agreement
April 30, 2008                                                           Page 10
      against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at is own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      (iv) The Insurer shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.

(c)   Indemnification by the Investment Company

      (i) The Investment Company agrees to indemnify and hold harmless the Insurer, and its directors and officers and each person, if any, who controls the Insurer within the meaning of Section 15 of the 1933 Act or who is under common control with the Insurer (collectively, the "Indemnified Parties" for purposes of this Section 7(c)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Investment Company) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Investment Company's shares or the Variable Contracts issued by the Insurer and arise out of or result from any material breach of any representation and/or warranty made by the Investment Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Investment Company, except to the extent provided in Sections 7(c)(ii) and 7(c)(iii) hereof.

      (ii) The Investment Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

      (iii) The Investment Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such party shall have notified the Investment Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Investment Company of any such claim shall not relieve the Investment Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Investment Company will be entitled to participate, at its own expense, in the defense thereof. The Investment Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Investment Company to such party of the Investment Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Investment Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      (iv) The Insurer shall promptly notify the Investment Company of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the sale of the Investment Company's shares.

8. APPLICABLE LAW
   --------------

(a) This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

(b) This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.

9. TERMINATION
   -----------

(a)   This Agreement shall terminate:

      (i) at the option of any party upon 180 days advance written notice to the other parties; or

      (ii) at the option of the Insurer, immediately upon written notice, if shares of the Funds are not reasonably available to meet the requirements of the Variable Contracts issued by the Insurer, as determined by the Insurer, and upon prompt notice by the Insurer to the other parties; or

      (iii) at the option of the Investment Company or the Distributor, immediately upon written notice, upon institution of formal proceedings against the Insurer or its agent by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body

Fund Participation Agreement
April 30, 2008                                                           Page 11
      regarding the Insurer's duties under this Agreement or related to the sale of the Variable Contracts issued by the Insurer, the operation of the Separate Accounts, or the purchase of the Investment Company shares;
      provided, however, that the Investment Company or the Distributor has determined in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurer to perform its obligations under this Agreement, including as a result of material adverse publicity, or

      (iv) at the option of the Insurer, immediately upon written notice, upon institution of formal proceedings against the Investment Company or the Distributor by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Insurer determined in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Distributor or the Investment Company to perform its obligations under this Agreement, including as a result of material adverse publicity; or

      (v) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any sub-accounts thereof) to substitute the shares of another investment company for the corresponding shares of the Investment Company or a Fund in accordance with the terms of the Variable Contracts for which those shares had been selected or serve as the underlying investment media; or

      (vi) at the option of any party to the Agreement, immediately upon written notice, in the event any of the shares of a Fund are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Insurer; or

      (vii) at the option of any party to the Agreement, immediately upon written notice, in the event of a determination by a majority of the Trustees of the Investment Company, or a majority of its disinterested Trustees, that an irreconcilable conflict, as described in Section 4 hereof, exists; or

      (viii) at the option of the Insurer, immediately upon written notice, if the Investment Company or a Fund fails to meet the requirements under Subchapter M of the Code for qualification as a Regulated Investment Company specified in Section 3(b) hereof or the diversification requirements specified in Section 3(c) hereof; or

      (ix) at the option of the Investment Company or the Distributor, immediately upon written notice, in the event that any or all Variable Contracts fail to meet the qualifications specified in Sections 3(d) and 3(e) hereof; or

      (x) at the option of the Investment Company or the Distributor, upon 30 days' written notice, if the Investment Company or the Distributor shall determine, in its sole judgment exercised in good faith, that the Insurer has suffered a material adverse change in its business operations, financial condition, or prospects since the date of this Agreement or is subject of material adverse publicity; or

      (xi) at the option of the Insurer, upon 30 days' written notice, if the Insurer shall determine, in its sole judgment exercised in good faith, that the Investment Company or the Distributor has suffered a material adverse change in its business operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

      (xii) at the option of the Insurer upon the Investment Company's or Distributor's material breach of any provision of this Agreement, upon 30 days' written notice and the opportunity to cure within such notice period; or

      (xiii) at the option of the Investment Company or the Distributor upon the Insurer's material breach of any provision of this Agreement, upon 30 days' written notice and the opportunity to cure within such notice period; or

      (xiv) at the option of any party to the Agreement, immediately upon written notice, if the Board of Trustees of the Investment Company has decided to (A) refuse to sell shares of any Fund to the Insurer and/or any of its Separate Accounts; (B) suspend or terminate the offering of shares of any Fund; or (C) dissolve or liquidate the Investment Company or any Fund.

(b) Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9(a) (iii) and (iv) hereof. The Insurer shall give 60 days prior written notice to the Investment Company of the date of any proposed vote of Variable Contract Owners to replace the Investment Company's shares as described in Section 9(a)(v) hereof.

(c) The Investment Company and the Distributor acknowledge that the Insurer may have the right to substitute shares of other securities for shares of the Funds under certain circumstances. The Insurer agrees not to exercise this right until after at least 60 days' written notice to the Investment Company and the Distributor. In the event that the Insurer exercises its right to substitute shares of other securities for shares of the Funds, the Insurer shall furnish, or shall cause to be furnished, to the Investment Company and the Distributor, or their designees, any application for an order seeking approval of the substitution or any other written material related to such substitution, including the notice of the substitution to be sent to Variable Contract Owners, at least 15 days prior to the filing or delivery of such application or written material with the SEC or any other regulatory body or entity or to Variable Contract Owners. If, in any such application or other written material, the Investment Company (or any Fund thereof) or its investment adviser or the Distributor is named, no such application or other written material shall be filed or delivered unless the Investment Company and the Distributor, or the designee of either,

Fund Participation Agreement
April 30, 2008                                                           Page 12
approve the material or do not respond with comments on the material within 10 days from receipt of the material.

(d) (i) Notwithstanding any termination of this Agreement, and except as provided in Section 9(e), the Investment Company and the Distributor shall, at the option of the Insurer, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Investment Company and the Distributor, to make available additional shares of the Investment Company pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Funds of the Investment Company and redeem investments in the Funds, and shall be permitted to invest in the Funds in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

      (ii) Insurer agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Separate Accounts in the Funds within one year from the date of termination of the Agreement as provided in Section 9. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Funds. The Investment Company or the Distributor may, in their discretion, permit the Separate Accounts to continue to invest in the Funds beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Investment Company or the Distributor agrees in writing to permit the Separate Accounts to continue to invest in the Funds prior to the beginning of any such year.

(e) In the event (i) the Agreement is terminated pursuant to Sections 9(a) (vii) or (ix), at the option of the Investment Company or the Distributor; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9(d), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of the anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Funds held by the Separate Accounts, received by the Investment Company as of the request date, and the Investment Company agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Investment Company's registration statement.

(f) If this Agreement terminates, the parties agree that Section 7 and Sections 3(a)(j), 8(a) and 8(b), and, to the extent that all or a portion of the assets of the Separate Accounts continue to be invested in the Investment Company or any Fund of the Investment Company, Sections 1, 2, 3, and 4 and Sections 5(f), 5(g) and 5(h) will remain in effect after termination.

10. NOTICES
    -------

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Investment Company:

Federated Insurance Series
4000 Ericsson Drive
Warrendale, PA 15086-7561
Attn.: John W. McGonigle

     If to the Distributor:

Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
Attn.: John W. McGonigle

     If to Contract Administration:

Client Contract Administration
Federated Investors 4000
Ericsson Drive
Warrendale, PA 15086-7561

Unless otherwise notified in writing, all notices to Insurer shall be given or sent to the address shown on the signature page of this Agreement.

11. MISCELLANEOUS
    -------------

(a) A copy of the Investment Company's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Investment Company by any Trustee or officer of the Investment Company are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Investment Company and shall not be binding upon any Trustee, officer or shareholder of the Investment Company individually. No Fund shall be liable for any obligations properly attributable to any other Fund.

(b) Nothing in this Agreement shall impede the Investment Company's Trustees or shareholders of the shares of the Investment Company's Funds from exercising any of the rights provided to such Trustees or shareholders in the Investment Company's Declaration of Trust, as amended, a copy of which will be provided to the Insurer upon request.

(c) Administrative services to Variable Contract Owners shall be the responsibility of Insurer. Insurer, on behalf of its separate accounts will be the sole shareholder of record of Investment Company shares. Investment Company and Distributor recognize that they will derive a substantial savings in administrative expense by virtue of having a sole

Fund Participation Agreement
April 30, 2008                                                           Page 13
shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from having a sole shareholder rather than multiple shareholders, with respect to share held in sub-accounts for which Insurer provides administrative services, Distributor agrees to pay to Insurer an amount computed at an annual rate equal to the percentage of average daily net asset value set forth in Exhibit C to this Agreement. These payments to Insurer are for administrative services only and do not constitute payment in any manner for any other service. Insurer agrees to disclose the receipt of administrative fees pursuant to this Agreement to Variable Contract Owners to the extent required by law.

(d) The Investment Company reserves the right, upon written notice to the Insurer (given at the earliest practicable time), to take all actions, including, but not limited to, the dissolution, reorganization, liquidation, merger or sale of all assets of the Investment Company or any Fund upon the sole authorization of the Board of Trustees, acting in good faith.

(e) It is understood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Insurer has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Insurer shall forthwith cease to use such name (or derivative or logo).

(f) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(g) This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

(h) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

(i) This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement.

(j) Except as provided in this paragraph 11(j), this Agreement may be amended only by a writing signed by both parties. Distributor may amend Exhibit C from time to time by posting an amended Exhibit C on Distributor's website. Any such amendment shall be effective as of the date indicated on the amended Exhibit C. Insurer may amend Exhibit A by mailing the amended Exhibit A to Federated Contract Administration at the address set forth above. Any such amendment shall be effective as of the earlier of (i) its receipt by Distributor or (ii) the date indicated on the amended Exhibit A.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FEDERATED INSURANCE SERIES

By:
        ---------------------
Name:
        ---------------------
Title:
        ---------------------
Date:
        ---------------------

FEDERATED SECURITIES CORP.

By:
        ---------------------
Name:
        ---------------------
Title:
        ---------------------
Date:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:
        ---------------------

Craig A. Hewley
General Counsel

Date:
        ---------------------

9920 Corporate Campus Drive
Suite 1000
Louisville, KY 40223

Fund Participation Agreement
April 30, 2008                                                           Page 14

                                    Exhibit A

                            INSURER SEPARATE ACCOUNTS

Accounts:                                    Forms:
Jefferson National Life Annuity Account C    22-4025 (Individual)
                                             32-4000 (Group)

Jefferson National Life Annuity Account E    22-4047/32-4003 (Achievement)
                                             22-4048/32-4002 (Educator)

Jefferson National Life Annuity Account F    22-4061

Jefferson National Life Annuity Account G    22-4056, JNL-2300, JNLW-2300-1,
                                             JNL-2300-2

Jefferson National Life Annuity Account H    CVIC-2000 or -2001 (state specific)

Jefferson National Life Annuity Account I    CVIC-2004 or -2005 (state specific)

Jefferson National Life Annuity Account J    JNL-2100

Jefferson National Life Annuity Account K    JNL-2200

Jefferson National Life Account L            CVIC-1001 and -1003

Fund Participation Agreement
April 30, 2008

                                  EXHIBIT A-1

                                   Exhibit B

                             OPERATIONAL PROCEDURES

(a) Insurer shall, on behalf of the Investment Company, receive instructions from the Separate Accounts for acceptance prior to the Close of Trading on each Business Day. Insurer shall, upon its acceptance of any such instructions, communicate such acceptance to the Separate Accounts.

(b) Insurer or its designee shall communicate to Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day in accordance with each Fund's prospectus. However, if Insurer will be communicating such information after the Close of Trading, then the Insurer shall be considered the Investment Company's agent for purposes of Rule 22c-1 of the Investment Company Act of 1940, as amended. To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation's ("NSCC") systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC's Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party. In the event of the unavailability of the NSCC at any time, the following procedures shall apply:

      (i) The Investment Company shall use its best efforts to provide information listed in Sections 1(i) and 1(j) of the Agreement to Insurer by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.

      (ii) Insurer or its designee shall communicate to the Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day ("Trade Date") by 9:00 a.m. Eastern Time on the Business Day following the Trade Date ("Settlement Date"). The number of shares to be purchased or redeemed shall be determined based upon the net asset value at the Close of Trading on the Trade Date, provided that, if the Fund receives the trading information called for by this sub-paragraph after 9:00 a.m. Eastern Time on a Settlement Date, the Investment Company shall use its best efforts to enter the Insurer's purchase or redemption order at the net asset value at the Close of Trading on the Trade Date, but if Investment Company is unable to do so, the transaction shall be entered at the net asset value next determined after the Investment Company receives the trading information.

      (iii) In the event there is a net purchase in any Fund, Insurer or its designee shall exercise its best efforts to direct wire payment in the dollar amount of the net purchase to be received by the Investment Company by the close of the Federal Reserve Wire Transfer System on the Settlement Date. If the wire is not received by the Investment Company by such time, and such delay was not caused by the negligence or willful misconduct of the Investment Company, the Investment Company shall be entitled to receive from Insurer the dollar amount of any overdraft plus any associated bank charges incurred.

      (iv) In the event there is a net redemption in any Fund, the Investment Company shall wire the redemption proceeds to the Insurer's custodial account, or to the designated depository for the Insurer, specified by Insurer or its designee. If the Investment Company receives the redemption information by 9:00 a.m. Eastern Time on the Settlement Date, the redemption proceeds shall be wired so as to be received on the Settlement Date. If the Investment Company receives the redemption information after that time, the Investment Company shall use its best efforts to wire the redemption proceeds so that they are received by the Close of

Fund Participation Agreement
April 30, 2008

                                  EXHIBIT B-1

      Trading on the Settlement Date, but if the Investment Company is unable to do so, the redemption proceeds shall be wired so as to be received by the Close of Trading on the Business Day following the Settlement Date. If the wire is not received by the time specified in this sub-paragraph, and such delay was not caused by the negligence or willful misconduct of Insurer or its designee, Insurer or Insurer's designee shall be entitled to receive from the Investment Company the dollar amount of any overdraft plus any associated bank charges incurred; provided, however, that if the delay was due to factors beyond the control of the Investment Company and its subsidiaries, the Investment Company shall not be liable for any overdraft or any associated bank charges incurred.

      (v) If the dollar amount of the redemption proceeds wired by the Investment Company exceeds the amount that should have been transmitted, Insurer shall use its best efforts to have such excess amount returned to the Investment Company as soon as possible.

(c) All wire payments referenced in this Agreement shall be transmitted via the Federal Reserve Wire Transfer System. Notwithstanding any other provision of this Agreement, in the event that the Federal Reserve Wire Transfer System is closed on any Business Day, the duties of the Investment Company, Insurer, and their designees under this Agreement shall be suspended, and shall resume on the next Business Day that the Federal Reserve Wire Transfer System is open as if such period of suspension had not occurred.

(d) In the event (i) a Fund is required (under the then prevailing pricing error guidelines of the Investment Company) to recalculate purchases and redemptions of Shares held in Insurer's account due to an error in calculating the net asset value of such class of Shares (a "NAV Error") or (ii) there is a dividend rate error with respect to any Fund held in Insurer's account (a "Rate Error"; Rate Error and NAV Error individually and collectively shall be referred to as a "Pricing Error"):

      (A) The Investment Company shall promptly notify Insurer in writing of the Pricing Error, which written notice shall identify the class of Shares, the Business Day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Shares on each Business Day.

      (B) Upon such notification, Insurer shall promptly determine, for all Separate Accounts which purchased or redeemed Shares on each Business Day on which a Pricing Error occurred, the correct number of Shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Insurer shall adjust the number of Shares held in each Separate Account to the extent necessary to reflect the correct number of Shares purchased or redeemed for the Separate Account. Following such determination, Insurer shall notify the Fund of the net changes in transactions for the relevant Separate Account and the Fund shall adjust the Separate Account accordingly.

      (C) If, after taking into account the adjustments required by subparagraph
      (d)(B), Insurer determines that some Separate Account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Investment Company of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Investment Company shall cause the relevant Fund to remit to Insurer additional redemption proceeds in the amount of such Redemption Shortfalls and Insurer shall apply such funds to payment of the Redemption Shortfalls.

      (D) If, after taking into account the adjustments required by subparagraph
      (d)(B), Insurer determines that a Separate Account customer still received excess redemption proceeds (a "Redemption Overage"), Insurer shall use its best efforts to collect the balance of such Redemption Overage from such Separate Account. In no event, however, shall Insurer be liable to the Investment Company or any Fund for any Redemption Overage. Nothing in this subparagraph (d) shall be deemed to limit the right of any Fund to recover any Redemption Overage directly or to be indemnified by any party for losses arising from a Pricing Error.

Fund Participation Agreement
April 30, 2008

                                  EXHIBIT B-2

EXHIBIT C TO FUND PARTICIPATION AGREEMENT

As of May 1, 2008

The  following  lists the Funds and  Shares  subject  to the Fund  Participation
Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate on the average net asset value of shares held in Fund accounts attributed to Insurer pursuant to the Fund Participation Agreement. A Fund marked with an asterisk (*) does not offer separate classes of shares but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund's prospectus shall control in case of any conflict with this Schedule.

Effective with the distribution of payments for the period ending April 30, 2008, the Administrative Service Fees will be distributed so long as the total amount payable to Insurer, for each individual transfer agent system financial intermediary number, for the period is at least $25.00.

                                 CLASS P SHARES
                                 --------------

--------------------------------------------------------------------------------
ADMINISTRATIVE SERVICE FEE:   0.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     FUND NAME                      SERIES
--------------------------------------------------------------------------------
Federated Insurance Series    Federated American Leaders Fund II
--------------------------------------------------------------------------------
                              Federated Capital Appreciation Fund II
--------------------------------------------------------------------------------
                              Federated Capital Income Fund II *
--------------------------------------------------------------------------------
                              Federated Equity Income Fund II *
--------------------------------------------------------------------------------
                              Federated Fund for U.S. Government Securities II *
--------------------------------------------------------------------------------
                              Federated High Income Bond Fund II
--------------------------------------------------------------------------------
                              Federated Kaufmann Fund II
--------------------------------------------------------------------------------
                              Federated Mid Cap Growth Strategies Fund II *
--------------------------------------------------------------------------------
                              Federated Prime Money Fund II *
--------------------------------------------------------------------------------
                              Federated Quality Bond Fund II
--------------------------------------------------------------------------------
                              Federated Total Return Bond Fund II *
--------------------------------------------------------------------------------

                                 CLASS SS SHARES
                                 ---------------

--------------------------------------------------------------------------------
ADMINISTRATIVE SERVICE FEE:        0.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     FUND NAME                           SERIES
--------------------------------------------------------------------------------
Federated Insurance Series         Federated American Leaders Fund II
--------------------------------------------------------------------------------
                                   Federated Capital Appreciation Fund II
--------------------------------------------------------------------------------
                                   Federated High Income Bond Fund II
--------------------------------------------------------------------------------
                                   Federated Kaufmann Fund II
--------------------------------------------------------------------------------
                                   Federated Market Opportunity Fund II
--------------------------------------------------------------------------------
                                   Federated Quality Bond Fund II
--------------------------------------------------------------------------------

Fund Participation Agreement                                Project Number 38511
April 30, 2008

                                  EXHIBIT C-1